Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

INFINITY RESOURCES HOLDINGS CORP.

A Nevada Corporation

ARTICLE I: OFFICES

SECTION 1.1 Registered Office.

The registered office of Infinity Resources Holdings Corp. (the “Corporation”) shall be at 1000 East William Street, Suite 204, Carson City, Nevada 89701, and the name of its registered agent at that address is Corporation Service Company.

SECTION 1.2 Principal Office.

The principal office for the transaction of the business of the Corporation shall be 1375 North Scottsdale Road, Suite 140, Scottsdale, Arizona 85257, or otherwise as set forth in a resolution adopted by the Board of Directors of the Corporation (the “Board”).

SECTION 1.3 Other Offices.

The Corporation may also have an office or offices at such other place or places, either within or without the state of Nevada, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

SECTION 2.1 Place of Meetings.

All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the state of Nevada that may be designated by the Board pursuant to authority hereinafter granted to the Board.

SECTION 2.2 Annual Meetings.

Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings may be held at such time and place and on such date as designated by the Board.

SECTION 2.3 Special Meetings.

A special meeting of the stockholders for the transaction of any proper business may be called at any time exclusively by the Board or the Chairman, and may not be called by any other person or persons, to be held at such date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of stockholders’ meetings may be conducted at the special meeting.

SECTION 2.4 Notice of Meetings.

Except as otherwise required by law, the Corporation’s Articles of Incorporation, or these Bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder’s post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder’s post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by telegraph, cable, email, wireless or facsimile. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required.

Every notice of a meeting of stockholders shall state the place, date, and hour of the meeting and shall also state, (i) in the case of a special meeting, the purpose for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election. If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) an amendment to the Articles of Incorporation, (iii) a reorganization of the Corporation, (iv) dissolution of the Corporation, or (v) a distribution to preferred stockholders, the notice shall also state the general nature of such proposal.

Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Nevada law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.5 Quorum.

Except as otherwise required by law, the Articles of Incorporation, or these Bylaws the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Articles of Incorporation, these Bylaws, or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum.

SECTION 2.6 Adjourned Meeting and Notice Thereof.

In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, are announced at a meeting at which the adjournment is taken. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.7 Organization.

Meetings of stockholders shall be presided over by the Chairman, if any, or in his or her absence, by the Chief Executive Officer, if any, or in his or her absence, by the President, or in his or her absence, by a vice president, or in the absence of the foregoing persons, by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.8 Voting.

(A) Each stockholder shall, at each meeting of stockholders, be entitled to vote, in the manner prescribed by the Corporation’s Articles of Incorporation, in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to Section 6.4 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(ii) if no such record date shall have been so fixed, then (a) at the close of business on the business day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the business day next preceding the day upon which the meeting shall be held.

(B) Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”).

(C) At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in the Articles of Incorporation, in these Bylaws, or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. Every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 2.9 Proxies.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of such proxy, unless, and only as long as, it is coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above and the provisions of Section 78.355 of the General Corporation Law of the state of Nevada, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

SECTION 2.10 Inspectors of Election.

Prior to each meeting of stockholders, the Chairman of such meeting shall appoint an inspector(s) of election to act with respect to any vote. Each inspector of election so appointed shall first subscribe an oath faithfully to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of such inspector of election’s ability. Such inspector(s) of election shall decide upon the qualification of the voters and shall certify and report the number of shares represented at the meeting and entitled to vote on any question, determine the number of votes entitled to be cast by each share, shall conduct the vote and, when the voting is completed, accept the votes and ascertain and report the number of shares voted respectively for and against each question, and determine, and retain for a reasonable period a record of the disposition of, any challenge made to any determination made by such inspector(s) of election. Reports of inspector(s) of election shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspector(s) of election need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector(s) of election on any question other than a vote for or against a proposal in which such officer shall have a material interest. The inspector(s) of election may appoint or retain other persons or entities to assist the inspector(s) of election in the performance of the duties of the inspector(s) of election.

SECTION 2.11 Advance Notice of Stockholder Proposals and Stockholder Nominations.

Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the stockholders may be made at any meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth the following: (I) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (II) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (III) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.11. The Chairman of any such meeting shall direct that any nomination or business not properly brought before the meeting shall not be considered.

SECTION 2.12 Action Without Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may, if such action has been earlier approved by the Board, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III: BOARD OF DIRECTORS

SECTION 3.1 General Powers.

Subject to any requirements in the Articles of Incorporation, these Bylaws, or of the General Corporation Law of the state of Nevada as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the power and authority to:

(A) select and remove all the officers, agents, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation, or these Bylaws, fix their compensation, and require from them security for faithful service;

(B) conduct, manage, and control the affairs and business of the Corporation, and make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation, or these Bylaws, as it may deem best;

(C) change the location of the registered office of the Corporation in Section 1.1 hereof; change the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 hereof; fix and locate from time to time one or more offices of the Corporation within or without the state of Nevada as provided in Section 1.3 hereof; designate any place within or without the state of Nevada for the holding of any meeting or meetings of stockholders; and adopt, make, and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

(D) authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

(E) borrow money and incur indebtedness for the purposes of the Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, and securities therefor; and

(F) by resolution adopted by a majority of the whole Board, designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and prescribe the manner in which proceedings of such committee or committees shall be conducted.

SECTION 3.2 Number and Term of Office.

(A) The number of authorized directors shall from time to time be set by resolution of the Board. Each of the directors of the Corporation shall hold office for the full term and until his successor shall have been duly elected and shall qualify, or until his earlier death or disqualification, or until he shall resign or shall have been removed in the manner hereinafter provided. A director need not be a resident of the state of Nevada or a stockholder of the Corporation.

SECTION 3.3 Organization.

Meetings of the Board shall be presided over by the Chairman, if any, or in his or her absence, by the vice chairman of the Board, if any, or in his or her absence, by the Chief Executive Officer, or in the absence of the foregoing persons, by a chairman chosen at the meeting. The Secretary shall act as the secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.4 Election of Directors.

At each annual meeting of stockholders, directors of each class, the term of which shall then expire, shall be elected to serve for a three-year term, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of stockholders held for that purpose, or at the next annual meeting of stockholders held thereafter. Each director, including a director elected to fill a vacancy, shall hold office until the next election of the class for which such director shall have been chosen and until a successor has been elected and qualified or until his earlier resignation or removal or his office has been declared vacant in the manner provided in these Bylaws.

SECTION 3.5 Resignation and Removal of Directors.

Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. To the extent allowed by law, any person who serves as a director and is also an employee of the Corporation shall resign if that person is no longer an employee by giving written notice to the Corporation. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of a court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote.

SECTION 3.6 Vacancies.

Except as otherwise provided in the Articles of Incorporation, as amended, if a vacancy occurs on the Board from whatever cause, including a vacancy resulting from death, resignation, removal, increase in the number of Directors, or otherwise, the Board may fill the vacancy, or, if the directors in office constitute less than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the remaining directors then in office. The stockholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen and until a successor has been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.7 Place of Meeting.

The Board or any committee thereof may hold any of its meetings at such place or places within or without the state of Nevada as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone, electronic communications, videoconferencing, or other available technology or similar communications, so long as all directors participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

SECTION 3.8 Regular Meetings.

Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.

SECTION 3.9 Special Meetings.

Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or any two members of the Board. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by electronic mail, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director’s address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by electronic mail as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, delivery or electronic mail transmission as above provided shall be due, legal, and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.10 Quorum and Manner of Acting.

Except as otherwise provided in these Bylaws, the Articles of Incorporation, or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present, subject to the provisions of Section 78.140 (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 78.125 (appointment of committees), and Section 78.751 (indemnification of directors) of the General Corporation Law of the state of Nevada. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

SECTION 3.11 Action by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.

SECTION 3.12 Compensation.

Directors, whether or not employees of the Corporation or any of its subsidiaries, may receive an annual fee for their services as directors in an amount fixed by resolution of the Board plus other compensation, including options to acquire capital stock of the Corporation, in an amount and of a type fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.13 Committees.

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

SECTION 3.14 Affiliated Transactions.

Notwithstanding any other provision of these Bylaws, each transaction, or, if an individual transaction constitutes a part of a series of transactions, each series of transactions, proposed to be entered into between the Corporation, on the one hand, and any affiliate of the Corporation, on the other hand, must be approved by the Board. For the purposes of this Section 3.14, (a) “affiliate” shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with the Corporation, (ii) any other person that owns, beneficially, directly or indirectly, twenty percent (20%) or more of the outstanding capital shares, shares or equity interests of the Corporation, or (iii) any officer or director of the Corporation; (b) “person” shall mean and include individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof; and (c) “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests, or other equity interests.

ARTICLE IV: OFFICERS

SECTION 4.1 Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer. The Corporation may also have one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof. Any two or more offices may be held by the same person.

SECTION 4.2 Election.

The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.3 Other Officers.

In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.4 Removal and Resignation.

Except as provided by NRS Section 141(k), any officer may be removed, either with or without cause, by resolution of the Board, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.5 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the vote of the majority of the directors present at any meeting in which a quorum is present, or pursuant to Section 3.11 of these Bylaws.

SECTION 4.6 Powers and Duties of Executive Officers.

The officers of the Corporation shall have such powers and duties in the management of the Corporation as ay be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V: CORPORATE INSTRUMENTS, CHECKS,

DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.1 Execution of Corporate Instruments.

The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation without limitation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. Such authority may be general or confined to specific instances, and unless so authorized by the Board or by these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.2 Checks, Drafts, Evidence of Indebtedness.

All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

SECTION 5.3 Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign, and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.4 General and Special Bank Accounts.

The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI: SHARES AND THEIR TRANSFER

SECTION 6.1 Stock Certificates.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the state of Nevada. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board. Such certificate shall be numbered in the order in which they shall be issued and shall bear the Corporation seal and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary. The Corporation seal and the signatures by Corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent, or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall keep at its principal office, or at the office of its transfer agent or registrar, if either be appointed as determined by resolution of the Board, a record of the respective names and addresses of the persons, firms, or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in the case of cancellation, the respective dates of cancellation.

SECTION 6.2 Transfers.

Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

SECTION 6. 3 Record Holders.

Except as may otherwise be required by law, by the Articles of Incorporation, or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation of his, her, or its post office address and any changes thereto.

SECTION 6.4 Record Date.

For purposes of determining the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action, and in such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the Corporation after the record date, except as otherwise required by law.

If no record date is fixed (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

SECTION 6. 5 Replacement of Stock Certificates.

In case of the alleged loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board may prescribe; provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Corporation.

SECTION 6.6 Regulations.

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

ARTICLE VII: INDEMNIFICATION

SECTION 7.1 Actions Other than by the Corporation.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

SECTION 7.2 Actions by the Corporation.

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 7.3 Successful Defense.

To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 7.1 and 7.2, or in defense of any claim, issue, or matter therein, he must be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

SECTION 7.4 Required Approval.

Any indemnification under Sections 7.1 and 7.2, unless ordered by a court or advanced pursuant to Section 7.5, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the Board majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

SECTION 7.5 Advance of Expenses.

The Articles of Incorporation, the Bylaws, or an agreement made by the Corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

SECTION 7.6 Other Rights.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VII:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 7.2 or for the advancement of expenses made pursuant to Section 7.5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

SECTION 7.7 Claims.

If a claim for indemnification (following the final disposition of the relevant proceeding) or payment of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 7.8 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.

SECTION 7.9 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

SECTION 7.10 Reliance on Provisions.

Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article VII.

SECTION 7.11 Severability.

If any of the provisions of this Article VII are held to be invalid or unenforceable, this Article shall be construed as if it did not contain such invalid or unenforceable provision and the remaining provisions of this Article VII shall remain in full force and effect.

SECTION 7.12 Retroactive Effect.

To the extent permitted by applicable law, the rights and powers granted pursuant to this Article VII shall apply to acts and actions occurring or in progress prior to its adoption by the Board.

SECTION 7.13 Other Indemnification and Prepayment of Expenses.

This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those discussed in this Article VII when and as authorized by appropriate corporate action.

ARTICLE VIII: MISCELLANEOUS

SECTION 8.1 Seal.

The Board shall adopt a corporate seal, which shall be in the form set forth in a resolution approved by the Board.

SECTION 8.2 Waiver of Notices.

Whenever notice is required to be given by these Bylaws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 8.3 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board.

SECTION 8.4 Amendments.

Except as otherwise provided herein, by law, or in the Articles of Incorporation, these Bylaws or any of them may be altered, amended, repealed, or rescinded and new Bylaws may be adopted by the Board or by the stockholders at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, recession, or adoption is given in the notice of such meeting of stockholders.

CERTIFICATE OF SECRETARY OF ADOPTION OF AMENDED AND RESTATED BYLAWS

I, the undersigned, do hereby certify:

That I am the Secretary of Infinity Resources Holdings Corp., a Nevada corporation, that the foregoing Bylaws constitute the Bylaws of said corporation as duly adopted by the Board of Directors of the corporation on October 17, 2012.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation on this 17th day of October 2012.

By:	/s/ Karl Zeidler
Karl Zeidler, Secretary